UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2018

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

(303) 925-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02       Unregistered Sales of Equity Securities.

On October 17, 2018 (the “Closing Date”), Liberty Latin America Ltd. (the “Company”) issued 9,500,000 Class C common shares (the “Shares”) to funds affiliated with Searchlight Capital Partners L.P. (“Searchlight”).  The Shares were not registered under the Securities Act of 1933, as amended (the “Securities Act”).  The issuance of the Shares qualified for exemption under Section 4(a)(2) of the Securities Act because it did not involve a “public offering,” as that term is used in Section 4(a)(2) of the Securities Act.  In exchange for the Shares, the Company received Searchlight’s 40% interest in each of Leo Cable LP, a Delaware limited partnership, and Leo Cable LLC, a Delaware limited liability company.  In connection with the transaction, the Company and Searchlight entered into a registration rights agreement related to the Shares.  For a period of two years from the Closing Date, Searchlight will not transfer the Shares without the Company’s consent; provided, however, that Searchlight may transfer up to one-half of the Shares following the one year anniversary of the Closing Date without the Company’s consent.  A copy of the press release announcing the transaction with Searchlight is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 8.01      Other Events.

Reference is made to the disclosure set forth above under Item 3.02, which disclosure is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

99.1	Press Release dated October 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

Date: October 17, 2018